Exhibit 99.1

KEY TECHNOLOGY APPOINTS ROBERT M. AVERICK
TO BOARD OF DIRECTORS

WALLA WALLA, Wash. - June 22, 2016 - Key Technology, Inc. (NASDAQ: KTEC), a worldwide leader and full-solutions provider in the design and manufacture of process automation systems, announced today that Robert M. Averick was appointed to serve as a director of the Company effective June 20, 2016 until the February 2017 Annual Meeting of Shareholders.

Mr. Averick has over 15 years of experience as a small-capitalization, value-driven public equity portfolio manager. His prior work experience includes positions within structured finance as well as strategic planning and consulting. Mr. Averick is currently a Portfolio Manager for Kokino LLC, a private firm based in Stamford, Connecticut.

From 2000 to 2010, Mr. Averick served as Vice President and Portfolio Manager at Richard L. Scott Investments, a private family office, where he co-managed a public equity portfolio. In this position as well as his current position with Kokino LLC, he has managed public equity portfolios, including responsibility for all aspects of the investment process, from due diligence to decision-making. Prior to 2000, Mr. Averick served as Senior Associate in the Structured Finance Group of Prudential Investments, where he focused on highly structured, private and 144A asset-backed transactions.

Mr. Averick and certain entities to which his employer provides investment management services currently own in excess of 19% of the outstanding shares of Key Technology, Inc.

Mr. Averick earned a Bachelor’s degree in Economics from the University of Virginia, and a Masters in Business Administration in Finance from The Wharton School of Business at the University of Pennsylvania. He currently serves as a director of Amtech Systems, Inc.

Rich Lawrence, Chairman, commented, “We are very pleased to have Rob join our board. He has held a long-term interest in Key, and is dedicated to the success of the Company. We believe his many years of experience in analyzing public companies will be highly valuable as the Company works to build shareholder value for the future.”

About Key Technology
Key Technology (NASDAQ: KTEC) is a global leader in the design and manufacture of process automation systems including digital sorters, conveyors, and processing equipment. Applying processing knowledge and application expertise, Key helps customers in the food processing and other industries improve quality, increase yield, and reduce cost. An ISO-9001 certified company, Key manufactures its products at its headquarters in Walla Walla, Washington, USA; and in Beusichem, the Netherlands; Hasselt, Belgium; and Redmond, Oregon, USA. Key offers customer demonstration and testing services at five locations including Walla Walla, Beusichem, and Hasselt as well as Sacramento, California, USA and Melbourne, Australia; and maintains a sales and service office in Santiago de Queretaro, Mexico.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements may relate to expected results of operations or gross margins; expected trends in sales, orders, earnings and other financial measures; projected expenses, including general and administrative expenses; national and international economic conditions; the effect of foreign exchange fluctuations; or other future occurrences. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of economic, competitive, and governmental risks and uncertainties. These risks and uncertainties include, among other things: factors that could increase our cost of operations and reduce gross margins and profitability, including expanding into new markets, undertaking complex projects and applications, increasing research and development expenses, and offering increasingly integrated products; acquisitions that may harm our operating results; failure of our existing and new products to compete successfully, which could result in the loss of market share and a decrease in our sales and profits; significant investments in unsuccessful research and development efforts; industry consolidation increasing competition in the food processing equipment industry; advances in technology by competitors adversely affecting our sales and profitability; the failure of our independent sales representatives to perform as expected, thereby harming our net sales; our dependence on certain suppliers leaving us temporarily without adequate access to raw materials or products; and increased or unanticipated costs associated with product warranties adversely affecting our profitability. These and other risk factors are discussed in our filings with the Securities and Exchange Commission, including in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. We undertake no obligation to update or revise any forward-looking statements in this press release as a result of subsequent developments, except as may be required by law.

Contact
Jeff Siegal
Senior Vice President and CFO
Key Technology, Inc.
150 Avery Street
Walla Walla, WA 99362
Tel: +1 509-394-3300
Email: jsiegal@key.net
URL: www.key.net

News releases and other information about Key Technology, Inc. can be accessed at www.key.net.